Form N-4, Item 24(b)

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                                  EXHIBIT 8.11

                      Form of Participation Agreement with
                             The Vanguard Group and
                     American United Life Insurance Company
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                          FUND PARTICIPATION AGREEMENT


This agreement is entered into as of the 27th day of March among American United Life Insurance Company, a life insurance company organized under the laws of Indiana; certain Funds of The Vanguard Group of Investment Companies ("Fund"), organized under the laws of Maryland or Pennsylvania; and The Vanguard Group, Inc., ("Company"), organized under the laws of Pennsylvania.

                                    ARTICLE I
                                   DEFINITIONS

          1.1  "Act" shall mean the Investment Company Act of 1940, as amended.

          1.2 "Board" shall mean the Board of Directors of the Fund having the responsibility for management and control of the Fund.

          1.3 "Business Day" shall mean any day for which the Fund calculates net asset value per share as described in the Fund's Prospectus.

          1.4  "Commission" shall mean the Securities and Exchange Commission.

          1.5 "Contract" shall mean a group annuity contract issued by American United Life Insurance Company which uses the Fund as an underlying investment medium. Individuals who participate under Contract are "Participants".

          1.6 "Contractholder" shall mean any entity to which a Contract is issued.

          1.7  "Prospectus"   shall  mean  the  Fund's  current  prospectus  and
               statement of additional information, as most recently filed with the Commission.

          1.8 "Separate Account" shall mean any separate account established by American United Life Insurance Company in accordance with the laws of the State of Indiana that invests in the Fund.



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                                       2


                                   ARTICLE II
                                 REPRESENTATIONS

     2.1 American United Life Insurance Company represents and warrants that (a) it is organized and in good standing under applicable law; (b) it has or will legally and validly establish the Separate Account pursuant to the Indiana Insurance Code; and (c) each Separate Account is exempt from registration as a unit investment trust under the Act.

     2.2 American United Life Insurance Company represents and warrants that the Contracts are exempt from registration under the Securities Act of 1933, as amended (" 1933 Act").

     2.3 American United Life Insurance Company represents and warrants that the income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to the general account or any other separate accounts of American United Life Insurance Company. American United Life Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from American United Life Insurance Company's General Account and any other separate accounts American United Life Insurance Company may have, and will not be charged with liabilities from any other business that the American United Life Insurance Company may conduct or the liabilities of any companies affiliated with American United Life Insurance Company.

     2.4 Fund and Company represent and warrant that the Fund is and will continue to be registered with the Commission under the Act as an open-end, diversified management investment company and possesses, or will possess, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for the Contracts.

     2.5 Fund and Company represent and warrant that the Fund is currently, or shall be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify American United Life Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.6 Company represents and warrants that it is a member in good standing of the NASD and that its wholly-owned subsidiary, Vanguard Marketing Corporation, is registered as a


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                                       3



broker dealer with the Commission. Company further represents and warrants that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws.

     2.7 American United Life Insurance Company represents and warrants that it is a member in good standing of the NASD and is registered as a broker dealer with the Commission. Fund and Company represent and warrant that any of their directors, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.


                                   ARTICLE III
                                   FUND SHARES

     3.1 The Contracts funded through the Separate Account will provide Contractholders or Participants with the opportunity to direct American United Life Insurance Company to invest certain amounts in the Fund's shares.

     3.2 Fund agrees to make its shares available for purchase at the then applicable net asset value per share by American United Life Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares to any person, or suspend or terminate the offering of the shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of the Fund.

     3.3 Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to American United Life Insurance Company by 6:30 p.m. Eastern time and on an exception basis only, no later that 8:00 p.m. Eastern time on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to American United Life Insurance Company. Non-material errors will be corrected in the next Business Day's net asset value per share.

     3.4 At the end of each Business Day, American United Life Insurance Company will use the information described in Section 3.2 and 3.3 to calculate the Separate Account unit values for the day.


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                                       4


     3.5 Each Business Day, American United Life Insurance Company will determine the net dollar amount which will be purchased, redeemed or exchanged. American United Life Insurance Company shall be permitted to purchase, redeem or exchange at that day's closing net asset value provided that the net purchase or redemption orders are received by American United Life Insurance Company by 4:00 p.m. Eastern time on each Business Day, and provided Vanguard's daily valuation requirements are met as set forth in Exhibit A. Orders received by American United Life Insurance Company after 4:00 p.m. will be processed on the next Business Day.

     3.6 If American United Life Insurance Company requests a purchase, American United Life Insurance Company shall transmit to the Fund payment in Federal Funds by 4:00 p.m. Eastern time on the Business Day next following the day on which American United Life Insurance Company places an order to purchase shares with the Fund. If American United Life Insurance Company requests a redemption of shares, Fund shall transmit to American United Life Insurance Company payment in Federal Funds by 4:00 p.m. Eastern time on the Business Day next following the day on which American United Life Insurance Company places an order to redeem shares with the Fund.

     3.7 Fund will confirm each purchase or redemption order made by American United Life Insurance Company. Transfer of shares will be by book entry only. No share certificates will be issued to American United Life Insurance Company.

     3.8 Fund shall credit American United Life Insurance Company with the appropriate number of shares.

     3.9 On each ex-dividend date of the Fund, or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to American United Life Insurance Company the amount of dividend and capital gain, if any, per share. American United Life Insurance Company elects that all dividends and capital gains shall be automatically reinvested in additional shares of the Fund at the applicable net asset value per share on the payable date. Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify American United Life Insurance Company of the number of shares so issued.

                                   ARTICLE IV

                             STATEMENTS AND REPORTS


     4.1 Fund shall provide monthly statements of account as of the end of each month for all of

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                                       5


American United Life Insurance Company's accounts by the fifteenth (15th) calendar day of the following month.

     4.2 Fund will provide to American United Life Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

     4.3 Fund will provide to American United Life Insurance Company at least one complete copy of all sales literature and other promotional materials on a best effort basis.

                                    ARTICLE V

                                EXPENSES AND FEES

     5.1 Fund (or Company) shall bear the expenses for the cost of registration and qualification of the Fund's shares under all applicable federal and state laws.

                                   ARTICLE VI

                              VOTING OF FUND SHARES

     6.1 American United Life Insurance Company shall be entitled to vote all Fund shares held by it on any applicable record date.

                                   ARTICLE VII

                          MARKETING AND REPRESENTATIONS

     7.1 Fund or Company shall periodically furnish American United Life Insurance Company with the following documents, in quantities as American United Life Insurance Company may reasonably request:

         a.       Current Prospectus and any supplements thereto; and

         b.       Other marketing materials



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                                       6


     7.2 American United Life Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund or its investment adviser is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Fund approves in writing the use of such material or unless such material contains only information derived directly, without alteration, from the Prospectus or registration statement for the Fund, from semi-annual reports from the Fund or Company providing performance information respecting the Fund.

     7.3 American United Life Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or the Company.

     7.4 Fund and the Company shall furnish, or shall cause to be furnished, to American United Life Insurance Company, each piece of sales literature or other promotional material in which American United Life Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless American United Life Insurance Company approves in writing the use of such material.

     7.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1993 Act.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1 American United Life Insurance Company agrees to indemnify and hold harmless the Fund, and their affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls any of the foregoing entities or persons within the meaning of the 1993 Act, against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in



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                                       7


connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by American United Life Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or for use with respect to the prospectus or registration statement or sales literature of the Separate Account or contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) arise out of or as a result of wrongful conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of American United Life Insurance Company or its agents, with respect to the sale and distribution of Contracts for which the Fund's shares are an underlying investment; or (3) arise out of American United Life Insurance Company incorrect calculation or reporting of net purchase or redemption orders. American United Life Insurance Company will reimburse any legal or other expenses reasonably incurred by the Fund or any of the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that American United Life Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to American United Life Insurance Company by the Fund specifically for use therein. This indemnity agreement will be in addition to any liability which American United Life Insurance Company may otherwise have.

     8.2 The Company agrees to indemnify and hold harmless American United Life Insurance Company, and each of their directors, officers, employees, agents and each person, if any, who controls American United Life Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which American United Life Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or advertisements of the Fund; (2) arise out of or based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to American United Life Insurance Company by the Company; and the Company will reimburse any legal or other expenses reasonably incurred by American United Life Insurance Company or any such director, officer, employee, agent or

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                                       8


controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by American United Life Insurance Company specifically for use therein. This indemnity agreement will be in addition to any liability which Company may otherwise have.

     8.3 The Company shall indemnify and hold American United Life Insurance Company harmless against any and all liability, loss, damages, costs or expenses which American United Life Insurance Company may incur, suffer or be required to pay due to the Fund's (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate, provided that the Company shall not have an obligation to indemnify and hold harmless American United Life Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by American United Life Insurance Company.

     8.4 Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. This omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1)the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such processing (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification in this Article VIII.

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                                       9


                                   ARTICLE IX
                          COMMENCEMENT AND TERMINATION

     9.1 This Agreement shall be effective as of the date hereof and shall continue in force until termination in accordance with the provisions herein.

     9.2 This Agreement shall terminate:

               (a) at the option of any party upon three (3) months advance written notice to the other parties; or

               (b) at the option of American United Life Insurance Company, to the extent that the shares of the Fund are not reasonably available to meet the requirements of the Contracts or are not "appropriate funding vehicles" for the Contracts, as determined by American United Life Insurance Company reasonably and in good faith. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished by American United Life Insurance Company.

               (c) at the option of American United Life Insurance Company upon any substitution of the shares of another investment company or series thereof for shares of the Fund in accordance with the terms of the Contracts, provided that American United Life Insurance Company has given at least 30 days prior written notice to the Fund or Company of the intended date of the substitution.

               (d) at the option of the Fund or Company upon a material breach of this Agreement or of any representation herein by American United Life Insurance Company, or at the option of American United Life Insurance Company upon a material breach of this Agreement or any representation herein by the Fund or Company.

     9.3 It is understood and agreed that the right of any party hereto terminate this Agreement pursuant to 9.2(a) may be exercised with or without cause.

     9.4 Notwithstanding any termination of this Agreement, the Fund and Company shall, at the option of American United Life Insurance Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.


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                                       10


                                    ARTICLE X
                                     NOTICES

     10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:          The Vanguard Group/Vanguard Explorer and VFIS
                                      Short Term Federal
                                  P.O. Box 2900
                                  Valley Forge, PA 19482
                                  Attention:        Paul Heller - M33

         If to Company:           The Vanguard Group, Inc.
                                  P.O. Box 2900
                                  Valley Forge, PA 19482
                                  Attention:        Lizanne Fisher - M33

         If to American United
         Life Insurance Company:  American United Life Insurance Company
                                  One American Square
                                  P.O. Box 368
                                  Indianapolis, IN 46206-0368
                                  Attention:        Richard A. Wacker


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                    AMERICAN UNITED LIFE INSURANCE COMPANY


                                    By: /s/ Brian Sweeney
                                    Title:  V.P., Pension Marketing
                                    Date:   March 29, 1995


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                                       11






                                    VANGUARD FUND(S)

                                    By: /s/ Raymond J. Klapinsky
                                    Title:  Secretary
                                    Date:   March 27, 1995


                                    THE VANGUARD GROUP, INC.

                                    By: /s/  Paul Heller
                                    Title:   Vice President
                                    Date:    March 27, 1995



                                                                    EXHIBIT A
                             ADMINISTRATIVE SERVICES


A.       TRANSACTION REQUESTS

     1.0 Receipt of Transaction Request. American United Life Insurance Company will receive participant and plan representative transaction requests through their interactive voice response system or other methods.

     1.1 Transaction requests may only be valued on the days the Funds are open for business.

     1.2 Requests received by the regular close of the New York Stock Exchange (generally 4:00 p.m. Eastern time) will receive a current day trade date.

     1.3 Requests received after the close of the Exchange, will receive the next available trade



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                                       12


date.

     1.4 American United Life Insurance Company's voice response system shall begin with a message indicating a current trade date, if the call is received by the close of the New York Stock Exchange (generally 4:00 p.m.), or the next available trade date, if the call is received after the close of the Exchange.

     2.0 Transaction Changes. Agent shall not change, alter or manipulate any particular initiated transaction, regardless of market conditions. Nor shall American United Life Insurance Company change or alter any such transaction figures based on instructions from the plan sponsor.

B.       DATA TRANSMISSIONS (Applies to Vanguard's Daily Valuation Program Only)

     1.0 Transmission of Prices and Accrual Factor. Vanguard shall use its best efforts to transmit to American United Life Insurance Company a file containing current day prices, Fund dividend rates, capital gain rates, and prior day ten place daily accrual factors by 6:30 p.m. Eastern time and on an exception basis only, no later than 8:00 p.m. Eastern time.

     2.0 Electronic Transmission of Net Transaction File. American United Life Insurance Company will transmit to Vanguard, in the daily valuation format provided by Vanguard, a file containing net transactions ("trade order") by 4:00 a.m. Eastern time.

     3.0 Notice of Confirmations. Vanguard shall furnish American United Life Insurance Company and its designee an electronic Confirmation with respect to each Trade Order transmitted by the start of regular trading (currently 9:30 a.m. ET) of the New York Stock Exchange on the second Business Day immediately following communication of the Trade Order ("Start of Trading"). Promptly upon receipt of each electronic Confirmation, American United Life Insurance Company shall verify its accuracy and shall notify Vanguard of any errors. Upon request, Vanguard shall furnish American United Life Insurance Company and its designee a verbal Confirmation as to such Trade Orders on the Business Day immediately following communication of such Trade Order.